Exhibit 99.1

Contact:	Gary Thompson – Media Harrah’s Entertainment, Inc. (702) 407-6529	Jonathan Halkyard – Investors Harrah’s Entertainment, Inc. (702) 407-6080

Harrah’s Entertainment Reports 2009 First-Quarter Results

•	Revenues decline 13.3 percent from 2008 first quarter

•	First-Quarter Property EBITDA declines 13.7 percent from prior year

•	Harrah’s Operating Company exchange offer reduces debt, lowers interest expense

LAS VEGAS – April 27, 2009 – Harrah’s Entertainment, Inc. today reported the following financial results for the 2009 first quarter:

HARRAH’S ENTERTAINMENT, INC.

Company-Wide Results

(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

Total revenues	$2,254.7	$1,840.5	$760.1	$2,600.6	(13.3)%
Income/(loss) from operations	285.4	437.8	(36.8)	401.0	(28.8)%
Loss from continuing operations, net of tax (a)	(127.4)	(175.6)	(99.4)	(275.0)	(53.7)%
Property EBITDA	561.3	479.3	171.2	650.5	(13.7)%
Adjusted EBITDA (b)	547.3	454.0	172.0	626.0	(12.6)%

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been restated to conform to the 2009 presentation.
(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC and TPG Capital, LP. In accordance with Generally Accepted Accounting Principles (GAAP), we have separated our 2008 historical financial results in the presentations included herein between the Successor period from January 28, 2008 through March 31, 2008, and the Predecessor period from January 1, 2008 through January 27, 2008. However, we have also combined the Successor and Predecessor periods’ results for the quarter ended March 31, 2008, because company management believes doing so provides a meaningful presentation and comparison of results.

Property Earnings Before Interest, Taxes, Depreciation and Amortization (Property EBITDA) and Adjusted EBITDA are not GAAP measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants. Reconciliations of Property EBITDA to Income/(loss) from operations and Loss from continuing operations to LTM Adjusted EBITDA are attached to this release.

The company’s first-quarter income from operations was $285.4 million, compared with income from operations of $401.0 million in the 2008 first quarter. The loss from continuing operations net of tax for the 2009 first quarter was $127.4 million, compared with a loss of $275.0 million in the year-ago quarter.

During the 2009 first quarter, Harrah’s Operating Company, Inc., (HOC), a wholly owned subsidiary of Harrah’s Entertainment, announced offers to exchange new 10 percent second-priority senior secured notes due 2018 for outstanding debt with maturity dates ranging from 2010 to 2018. In addition, HOC asked holders of certain of the old notes to eliminate or waive substantially all restrictive covenants and certain events of default contained in those notes. In conjunction with the HOC offer, Harrah’s BC, Inc., another wholly owned subsidiary of Harrah’s Entertainment, made a cash tender offer for certain notes of HOC due in 2015, 2016 and 2017.

On April 15, 2009, the exchange offers and tender offers described above were closed, and about $5.4 billion aggregate principal amount of old notes and interim bridge loans were exchanged for approximately $3.6 billion face value of new notes. As a result, HOC was able to reduce its overall debt by approximately $1.8 billion principal amount and decrease its annual cash interest expense by $73 million. HOC also received consent by a majority of holders of 10.75 percent Senior Notes due 2016 and 10.75 percent/11.5 percent Senior Toggle Notes due 2018 to eliminate or waive restrictive covenants and certain events of default contained in those notes. Additionally, Harrah’s BC, Inc. purchased approximately $523 million principal amount of HOC’s old notes, which, in conjunction with the HOC exchange and tender offers, reduced the consolidated debt of Harrah’s Entertainment by approximately $2.3 billion principal amount and consolidated cash interest expense by approximately $104 million annually.

“Our first-quarter results continued to be impacted by the economic slump that has reduced consumer spending, but the improvement in our operating margins over those of the past few quarters indicates our expense-reduction efforts are paying off,” said Gary Loveman, Harrah’s chairman, president and chief executive officer. “The reduction of our overall debt and reduction of our interest expense resulting from exchange offers completed this month and at the end of last year were also important developments.”

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by HOC. Therefore, the company believes it is meaningful to also provide information pertaining solely to the results of operations of HOC. The information for HOC assumes that a post-January 2008 swap of certain properties between HOC and Harrah’s Entertainment that was consummated during the 2008 second quarter actually occurred on January 1, 2008.

HARRAH’S OPERATING COMPANY

Overall Results

(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)
Total revenues	$1,752.5	$1,382.9	$572.2	$1,955.1	(10.4)%
Income/(loss) from operations	218.2	334.0	(44.8)	289.2	(24.6)%
Loss from continuing operations, net of tax (a)	(128.8)	(180.6)	(107.7)	(288.3)	(55.3)%
Property EBITDA	418.4	340.8	107.7	448.5	(6.7)%
Adjusted EBITDA (b)	407.3	303.2	141.1	444.3	(8.3)%

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been restated to conform to the 2009 presentation.
(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Summaries of results by region follow:

Las Vegas Region

While hotel occupancy was strong at over 90 percent, first-quarter revenues and income from operations in the Las Vegas Region were lower than in the 2008 first quarter due to lower spend per visitor and weakness in the group-travel business, which led to lower average daily room rates. Cost-reduction efforts helped partially offset the impact of these factors on Property EBITDA.

HARRAH’S ENTERTAINMENT, INC. Las Vegas Region
(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)
Total revenues	$686.4	$609.4	$253.6	$863.0	(20.5)%
Income from operations	123.8	142.9	51.9	194.8	(36.4)%
Property EBITDA	198.6	199.3	76.0	275.3	(27.9)%

Las Vegas Region properties include Harrah’s Las Vegas, Rio, Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon.

HARRAH’S OPERATING COMPANY

Las Vegas Region

	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$305.2	$260.5	$118.5	$379.0	(19.5)%
Income from operations	48.8	56.5	29.7	86.2	(43.4)%
Property EBITDA	78.6	76.9	38.1	115.0	(31.7)%

Las Vegas Region properties include Bally’s Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon.

Atlantic City Region

The same factors that impacted results in the last three quarters of 2008 – competition from gaming operations in Pennsylvania and smoking restrictions – led to reduced visitation and customer spend per trip, resulting in declines in the Atlantic City Region during the 2009 first quarter from the year-earlier quarter.

HARRAH’S ENTERTAINMENT, INC.

Atlantic City Region

	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$483.9	$408.2	$160.8	$569.0	(15.0)%
Income from operations	37.1	59.2	18.7	77.9	(52.4)%
Property EBITDA	86.2	99.7	36.4	136.1	(36.7)%

Atlantic City Region properties include Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

HARRAH’S OPERATING COMPANY Atlantic City Region
	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$369.8	$320.4	$125.8	$446.2	(17.1)%
Income from operations	25.3	45.0	8.0	53.0	(52.3)%
Property EBITDA	60.0	74.1	21.9	96.0	(37.5)%

Atlantic City Region properties include Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

Louisiana/Mississippi Region

The weak economy led to lower guest volumes and revenue declines in the Louisiana/Mississippi Region, though cost-saving initiatives led to significant margin improvements and Property EBITDA approximately equal to that in the year-ago quarter. Included in first quarter 2008 income from operations were insurance proceeds of $185.4 million representing final settlement of claims related to 2005 hurricane damages.

HARRAH’S ENTERTAINMENT, INC.

Louisiana/Mississippi Region

	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$334.5	$274.5	$106.1	$380.6	(12.1)%
Income from operations	58.3	232.6	10.1	242.7	(76.0)%
Property EBITDA	85.3	66.9	18.6	85.5	(0.2)%

Louisiana/Mississippi Region properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe Tunica, Harrah’s Tunica, Sheraton Tunica and Grand Casino Biloxi.

Iowa/Missouri Region

Reduced marketing expenses and labor costs at all our properties in the Iowa/Missouri Region more than offset the first-quarter revenue decline, which was due in part to competition from a new facility in the St. Louis market.

HARRAH’S ENTERTAINMENT, INC. Iowa/Missouri Region
(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)
Total revenues	$193.6	$143.0	$55.8	$198.8	(2.6)%
Income from operations	47.8	30.7	7.7	38.4	24.5%
Property EBITDA	60.9	40.7	13.0	53.7	13.4%

Iowa/Missouri/Kansas Region properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and Harrah’s North Kansas City.

Illinois/Indiana Region

The opening of a major renovation and expansion at Horseshoe Hammond on August 8, 2008, and cost reductions at the other properties in the region led to improved Property EBITDA relative to the 2008 first-quarter results.

HARRAH’S ENTERTAINMENT, INC.

Illinois/Indiana Region

(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)
Total revenues	$303.3	$208.1	$85.5	$293.6	3.3%
Income from operations	36.4	27.2	8.7	35.9	1.4%
Property EBITDA	67.2	36.5	13.6	50.1	34.1%

Illinois/Indiana properties include Horseshoe Hammond, Harrah’s Joliet, Harrah’s Metropolis and Horseshoe Southern Indiana.

Other Nevada Region

First-quarter results for the Other Nevada Region declined from the year-ago period due to lower spend per trip and higher promotional costs in the Reno, Lake Tahoe and Laughlin markets.

HARRAH’S ENTERTAINMENT, INC.

Other Nevada

(In millions)	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)
Total revenues	$114.6	$107.7	$38.9	$146.6	(21.8)%
Income from operations	7.6	14.1	0.5	14.6	(47.9)%
Property EBITDA	20.8	23.2	4.5	27.7	(24.9)%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Casino and Harrah’s Laughlin.

HARRAH’S OPERATING COMPANY

Other Nevada

	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$78.1	$75.7	$26.8	$102.5	(23.8)%
Income/(loss) from operations	1.1	8.2	(1.9)	6.3	(82.5)%
Property EBITDA	9.3	13.7	1.2	14.9	(37.6)%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Casino.

Managed/International/Other

Improved first-quarter results were due largely to improved cost management at the company’s London Clubs International properties, a strong performance at Conrad Punta del Este Resort & Casino and lower development and administrative expenses, which helped offset the impact of lower management fees arising from the effect of the economy on our managed properties.

HARRAH’S ENTERTAINMENT, INC.

Managed/International/Other

	Successor Period Three Months Ended Mar. 31, 2009	Successor Period Jan. 28, 2008 Through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Three Months Ended Mar. 31, 2008	Increase/ (Decrease)

(In millions)
Total revenues	$138.4	$89.6	$59.4	$149.0	(7.1)%
Income/(loss) from operations	4.9	(27.2)	(0.3)	(27.5)	N/M
Property EBITDA	42.3	13.0	9.1	22.1	91.4%

Managed/International/Other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

Other items

Interest expense decreased in the 2009 first quarter due to lower debt levels as a result of HOC’s debt exchange that was completed in December 2008 and lower rates on variable-rate debt.

For first quarter 2008, losses on extinguishments of $211.3 million related to debt retired in connection with the acquisition of the company.

For the 2009 first quarter, tax benefits were generated by operating losses at an effective rate after non-controlling interests of 35.9 percent, whereas in the year-ago quarter operating losses resulted in tax benefits at an effective rate after non-controlling interests of 23.4 percent.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the outcome of any legal proceedings that have been, or will be, instituted against the company related to the acquisition of the company by affiliates of TPG Capital and Apollo Management; the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Successor	Successor	Predecessor	Combined
(In millions)	Three Months Ended Mar. 31, 2009	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 1, 2008 Through Mar. 31, 2008
Revenues	$2,254.7	$1,840.5	$760.1	$2,600.6
Property operating expenses	(1,693.4)	(1,361.2)	(588.9)	(1,950.1)
Depreciation and amortization	(172.4)	(124.2)	(63.5)	(187.7)

Operating profit	388.9	355.1	107.7	462.8

Corporate expense	(30.3)	(24.7)	(8.5)	(33.2)
Merger and integration costs	(0.2)	(17.0)	(125.6)	(142.6)
Income on interests in nonconsolidated affiliates	0.2	0.7	0.5	1.2
Amortization of intangible assets	(43.8)	(32.3)	(5.5)	(37.8)
Project opening costs and other items	(29.4)	156.0	(5.4)	150.6

Income/(loss) from operations	285.4	437.8	(36.8)	401.0
Interest expense, net of interest capitalized	(496.8)	(467.9)	(89.7)	(557.6)
Gain/(loss) on early extinguishments of debt	1.2	(211.3)	—	(211.3)
Other income, including interest income	8.5	7.7	1.1	8.8

Loss from continuing operations, before income taxes	(201.7)	(233.7)	(125.4)	(359.1)
Income tax benefit	74.3	58.1	26.0	84.1

Loss from continuing operations, net of tax (a)	(127.4)	(175.6)	(99.4)	(275.0)
Discontinued operations, net of tax	(0.1)	87.3	0.1	87.4

Net loss (a)	(127.5)	(88.3)	(99.3)	(187.6)
Less: net (income)/loss attributable to non-controlling interests	(5.2)	1.4	(1.6)	(0.2)

Net loss attributable to Harrah’s Entertainment, Inc.	$(132.7)	$(86.9)	$(100.9)	$(187.8)

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been restated to conform to the 2009 presentation.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Successor	Successor	Predecessor	Combined
(In millions)	Three Months Ended Mar. 31, 2009	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 1, 2008 Through Mar. 31, 2008
Revenues
Las Vegas Region	$686.4	$609.4	$253.6	$863.0
Atlantic City Region	483.9	408.2	160.8	569.0
Louisiana/Mississippi Region	334.5	274.5	106.1	380.6
Iowa/Missouri Region	193.6	143.0	55.8	198.8
Illinois/Indiana Region	303.3	208.1	85.5	293.6
Other Nevada Region	114.6	107.7	38.9	146.6
Managed/International/Other	138.4	89.6	59.4	149.0

Total Revenues	$2,254.7	$1,840.5	$760.1	$2,600.6

Income/(loss) from operations
Las Vegas Region	$123.8	$142.9	$51.9	$194.8
Atlantic City Region	37.1	59.2	18.7	77.9
Louisiana/Mississippi Region	58.3	232.6	10.1	242.7
Iowa/Missouri Region	47.8	30.7	7.7	38.4
Illinois/Indiana Region	36.4	27.2	8.7	35.9
Other Nevada Region	7.6	14.1	0.5	14.6
Managed/International/Other	4.9	(27.2)	(0.3)	(27.5)
Corporate Expense	(30.3)	(24.7)	(8.5)	(33.2)
Merger and integration costs	(0.2)	(17.0)	(125.6)	(142.6)

Total Income/(loss) from operations	$285.4	$437.8	$(36.8)	$401.0

Property EBITDA (a)
Las Vegas Region	$198.6	$199.3	$76.0	$275.3
Atlantic City Region	86.2	99.7	36.4	136.1
Louisiana/Mississippi Region	85.3	66.9	18.6	85.5
Iowa/Missouri Region	60.9	40.7	13.0	53.7
Illinois/Indiana Region	67.2	36.5	13.6	50.1
Other Nevada Region	20.8	23.2	4.5	27.7
Managed/International/Other	42.3	13.0	9.1	22.1

Total Property EBITDA	$561.3	$479.3	$171.2	$650.5

Project opening costs and other items
Project opening costs	$(2.0)	$(2.8)	$(0.7)	$(3.5)
Insurance proceeds for hurricane losses	—	185.4	—	185.4
Other write-downs, reserves and recoveries	(27.4)	(26.6)	(4.7)	(31.3)

Total Project opening costs and other items	$(29.4)	$156.0	$(5.4)	$150.6

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

	Successor
	Three Months Ended Mar. 31, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$686.4	$483.9	$334.5	$193.6	$303.3	$114.6	$138.4	$2,254.7
Property operating expenses	(487.8)	(397.7)	(249.2)	(132.7)	(236.1)	(93.8)	(96.1)	(1,693.4)

Property EBITDA	198.6	86.2	85.3	60.9	67.2	20.8	42.3	561.3
Depreciation and amortization	(45.8)	(42.9)	(20.3)	(12.9)	(22.5)	(9.4)	(18.6)	(172.4)

Operating profit	152.8	43.3	65.0	48.0	44.7	11.4	23.7	388.9
Amortization of intangible assets	(19.0)	(3.8)	(5.4)	—	(0.4)	(3.5)	(11.7)	(43.8)
Income on interests in nonconsolidated affiliates	—	—	0.2	—	—	—	—	0.2
Project opening costs and other items	(10.0)	(2.4)	(1.5)	(0.2)	(7.9)	(0.3)	(7.1)	(29.4)
Corporate expense	—	—	—	—	—	—	(30.3)	(30.3)
Merger and integration costs	—	—	—	—	—	—	(0.2)	(0.2)

Income/(loss) from operations*	$123.8	$37.1	$58.3	$47.8	$36.4	$7.6	$(25.6)	$285.4

	Combined
	Jan. 1, 2008 Through Mar. 31, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$863.0	$569.0	$380.6	$198.8	$293.6	$146.6	$149.0	$2,600.6
Property operating expenses	(587.7)	(432.9)	(295.1)	(145.1)	(243.5)	(118.9)	(126.9)	(1,950.1)

Property EBITDA	275.3	136.1	85.5	53.7	50.1	27.7	22.1	650.5
Depreciation and amortization	(53.3)	(49.7)	(23.6)	(14.8)	(12.7)	(10.5)	(23.1)	(187.7)

Operating profit	222.0	86.4	61.9	38.9	37.4	17.2	(1.0)	462.8
Amortization of intangible assets	(14.2)	(6.4)	(5.1)	(0.4)	(1.0)	(2.6)	(8.1)	(37.8)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	1.2	1.2
Project opening costs and other items	(13.0)	(2.1)	185.9	(0.1)	(0.5)	—	(19.6)	150.6
Corporate expense	—	—	—	—	—	—	(33.2)	(33.2)
Merger and integration costs	—	—	—	—	—	—	(142.6)	(142.6)

Income/(loss) from operations*	$194.8	$77.9	$242.7	$38.4	$35.9	$14.6	$(203.3)	$401.0

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Entertainment, Inc.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

	Successor
	Jan. 28, 2008 Through Mar. 31, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$609.4	$408.2	$274.5	$143.0	$208.1	$107.7	$89.6	$1,840.5
Property operating expenses	(410.1)	(308.5)	(207.6)	(102.3)	(171.6)	(84.5)	(76.6)	(1,361.2)

Property EBITDA	199.3	99.7	66.9	40.7	36.5	23.2	13.0	479.3
Depreciation and amortization	(34.6)	(34.0)	(15.0)	(9.7)	(8.4)	(6.6)	(15.9)	(124.2)

Operating profit	164.7	65.7	51.9	31.0	28.1	16.6	(2.9)	355.1
Amortization of intangible assets	(13.2)	(4.5)	(4.6)	(0.2)	(0.4)	(2.5)	(6.9)	(32.3)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.7	0.7
Project opening costs and other items	(8.6)	(2.0)	185.3	(0.1)	(0.5)	—	(18.1)	156.0
Corporate expense	—	—	—	—	—	—	(24.7)	(24.7)
Merger and integration costs	—	—	—	—	—	—	(17.0)	(17.0)

Income/(loss) from operations*	$142.9	$59.2	$232.6	$30.7	$27.2	$14.1	$(68.9)	$437.8

	Predecessor
	Jan. 1, 2008 Through Jan. 27, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$253.6	$160.8	$106.1	$55.8	$85.5	$38.9	$59.4	$760.1
Property operating expenses	(177.6)	(124.4)	(87.5)	(42.8)	(71.9)	(34.4)	(50.3)	(588.9)

Property EBITDA	76.0	36.4	18.6	13.0	13.6	4.5	9.1	171.2
Depreciation and amortization	(18.7)	(15.7)	(8.6)	(5.1)	(4.3)	(3.9)	(7.2)	(63.5)

Operating profit	57.3	20.7	10.0	7.9	9.3	0.6	1.9	107.7
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	(4.4)	(0.1)	0.6	—	—	—	(1.5)	(5.4)
Corporate expense	—	—	—	—	—	—	(8.5)	(8.5)
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$51.9	$18.7	$10.1	$7.7	$8.7	$0.5	$(134.4)	$(36.8)

*	Total Income/(loss) from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Entertainment, Inc.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LTM ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Loss from continuing operations, net of tax and LTM Adjusted EBITDA of Harrah’s Entertainment, Inc. for the Successor period for the three months ended March 31, 2009, the Predecessor period from January 1, 2008 through January 27, 2008, the Successor period from January 28, 2008 through March 31, 2008 and the Successor period from January 28, 2008 through December 31, 2008.

	(1)			(2)			(3)
	Successor	Predecessor	Successor	Combined	Predecessor	Successor	Combined
(In millions)	Three Months Ended Mar 31,2009	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 28, 2008 Through Dec. 31, 2008 (a)	Jan. 1, 2008 Through Dec, 31, 2008 (a)	(1)-(2)+(3) LTM
Loss from continuing operations, net of tax	$(127.4)	$(99.4)	$(175.6)	$(275.0)	$(99.4)	$(5,174.7)	$(5,274.1)	$(5,126.5)
Net (income)/loss attributable to non-controlling interests	(5.2)	(1.6)	1.4	(0.2)	(1.6)	(12.0)	(13.6)	(18.6)
Interest expense, net	488.3	89.7	460.8	550.5	89.7	2,041.2	2,130.9	2,068.7
Benefit for income taxes	(74.3)	(26.0)	(58.1)	(84.1)	(26.0)	(360.4)	(386.4)	(376.6)
Depreciation and amortization	219.6	72.7	159.9	232.6	72.7	805.2	877.9	864.9

EBITDA	501.0	35.4	388.4	423.8	35.4	(2,700.7)	(2,665.3)	(2,588.1)
Project opening costs, abandoned projects and development costs (b)	2.0	0.9	2.7	3.6	0.9	31.6	32.5	30.9
Merger and integration costs	0.2	125.6	17.0	142.6	125.6	24.0	149.6	7.2
(Gain)/losses on early extinguishment of debt (c)	(1.2)	—	211.3	211.3	—	(742.1)	(742.1)	(954.6)
Net income attributable to non-controlling interests, net of distributions (d)	2.3	1.0	(2.2)	(1.2)	1.0	(7.4)	(6.4)	(2.9)
Impairment of goodwill, intangible assets and investment securities	—	—	—	—	—	5,489.6	5,489.6	5,489.6
Non-cash expense for stock compensation benefits (e)	4.1	2.4	1.6	4.0	2.4	16.3	18.7	18.8
Income from insurance claims for hurricane losses (f)	—	—	(185.4)	(185.4)	—	(185.4)	(185.4)	—
Other non-recurring or non-cash items (g)	38.9	6.7	20.6	27.3	6.7	249.9	256.6	268.2
Pro forma adjustment for acquired, new or disposed properties (h)								5.0
Pro forma adjustment for yet-to-be realized cost savings (i)								428.8

LTM adjusted EBITDA								$2,702.9

a)	2008 includes the impairment of goodwill and intangible assets.
b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
c)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
d)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.

e)	Represents non-cash compensation expense related to stock options.
f)	Represents non-recurring insurance recoveries related to Hurricane Katrina.
g)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
h)	Represents the full period estimated impact of newly completed construction projects.
i)	Represents the cost savings realized from our previously announced profitability improvement program.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

	Successor
	Three Months Ended Mar. 31, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$305.2	$369.8	$334.5	$193.6	$303.3	$78.1	$168.0	$1,752.5
Property operating expenses	(226.6)	(309.8)	(249.2)	(132.7)	(236.1)	(68.8)	(110.9)	(1,334.1)

Property EBITDA	78.6	60.0	85.3	60.9	67.2	9.3	57.1	418.4
Depreciation and amortization	(20.6)	(31.1)	(20.3)	(12.9)	(22.5)	(7.3)	(19.3)	(134.0)

Operating profit	58.0	28.9	65.0	48.0	44.7	2.0	37.8	284.4
Amortization of intangible assets	(8.1)	(2.7)	(5.4)	—	(0.4)	(0.6)	(11.7)	(28.9)
Income on interests in nonconsolidated affiliates	—	0.7	0.2	—	—	—	—	0.9
Project opening costs and other items	(1.1)	(1.6)	(1.5)	(0.2)	(7.9)	(0.3)	(7.1)	(19.7)
Corporate expense	—	—	—	—	—	—	(18.3)	(18.3)
Merger and integration costs	—	—	—	—	—	—	(0.2)	(0.2)

Income from operations*	$48.8	$25.3	$58.3	$47.8	$36.4	$1.1	$0.5	$218.2

	Combined
	Jan. 1, 2008 Through Mar. 31, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$379.0	$446.2	$380.6	$198.8	$293.6	$102.5	$154.4	$1,955.1
Property operating expenses	(264.0)	(350.2)	(295.1)	(145.1)	(243.5)	(87.6)	(121.1)	(1,506.6)

Property EBITDA	115.0	96.0	85.5	53.7	50.1	14.9	33.3	448.5
Depreciation and amortization	(22.2)	(37.0)	(23.6)	(14.8)	(12.7)	(8.0)	(22.3)	(140.6)

Operating profit	92.8	59.0	61.9	38.9	37.4	6.9	11.0	307.9
Amortization of intangible assets	(6.6)	(4.4)	(5.1)	(0.4)	(1.0)	(0.6)	(8.1)	(26.2)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	1.2	1.2
Project opening costs and other items	—	(1.6)	185.9	(0.1)	(0.5)	—	(19.5)	164.2
Corporate expense	—	—	—	—	—	—	(15.3)	(15.3)
Merger and integration costs	—	—	—	—	—	—	(142.6)	(142.6)

Income/(loss) from operations*	$86.2	$53.0	$242.7	$38.4	$35.9	$6.3	$(173.3)	$289.2

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Operating Company, Inc.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

	Successor
	Jan. 28, 2008 Through Mar. 31, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$260.5	$320.4	$274.5	$143.0	$208.1	$75.7	$100.7	$1,382.9
Property operating expenses	(183.6)	(246.3)	(207.6)	(102.3)	(171.6)	(62.0)	(68.7)	(1,042.1)

Property EBITDA	76.9	74.1	66.9	40.7	36.5	13.7	32.0	340.8
Depreciation and amortization	(14.8)	(25.1)	(15.0)	(9.7)	(8.4)	(5.0)	(15.4)	(93.4)

Operating profit	62.1	49.0	51.9	31.0	28.1	8.7	16.6	247.4
Amortization of intangible assets	(5.6)	(2.5)	(4.6)	(0.2)	(0.4)	(0.5)	(6.9)	(20.7)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.7	0.7
Project opening costs and other items	—	(1.5)	185.3	(0.1)	(0.5)	—	(18.1)	165.1
Corporate expense	—	—	—	—	—	—	(41.5)	(41.5)
Merger and integration costs	—	—	—	—	—	—	(17.0)	(17.0)

Income/(loss) from operations*	$56.5	$45.0	$232.6	$30.7	$27.2	$8.2	$(66.2)	$334.0

	Predecessor
	Jan. 1, 2008 Through Jan. 27, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$118.5	$125.8	$106.1	$55.8	$85.5	$26.8	$53.7	$572.2
Property operating expenses	(80.4)	(103.9)	(87.5)	(42.8)	(71.9)	(25.6)	(52.4)	(464.5)

Property EBITDA	38.1	21.9	18.6	13.0	13.6	1.2	1.3	107.7
Depreciation and amortization	(7.4)	(11.9)	(8.6)	(5.1)	(4.3)	(3.0)	(6.9)	(47.2)

Operating profit	30.7	10.0	10.0	7.9	9.3	(1.8)	(5.6)	60.5
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	—	(0.1)	0.6	—	—	—	(1.4)	(0.9)
Corporate expense	—	—	—	—	—	—	26.2	26.2
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$29.7	$8.0	$10.1	$7.7	$8.7	$(1.9)	$(107.1)	$(44.8)

*	Total Income/(loss) from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Operating Company, Inc.

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing and subject to regulatory approval, Paris Las Vegas and Harrah’s Laughlin and their related operating assets will be spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets will be transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Transaction”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, will collectively be referred to as “the CMBS properties.” We refer to the CMBS Spin-Off and the Post-Closing CMBS Transaction as the “CMBS Transactions.”

Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Loss from continuing operations, net of tax and LTM Adjusted EBITDA of Harrah’s Operating for the Successor period for the three months ended March 31, 2009; the Predecessor period from January 1, 2008 through January 27, 2008 and Successor period from January 28, 2008 through March 31, 2008, which excludes the South Africa operations; and the Predecessor period from January 1, 2008 through January 27, 2008 and Successor period from January 28, 2008 through December 31, 2008, which includes the South Africa operations:

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LTM ADJUSTED EBITDA

(UNAUDITED)

	(1)			(2)			(3)
	Successor	Predecessor	Successor	Combined	Predecessor	Successor	Combined
(In millions)	Three months ended Mar 31,2009	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Jan. 27, 2008 (j)	Jan. 28, 2008 Through Dec. 31, 2008 (a) (b)	Jan. 1, 2008 Through Dec, 31, 2008 (b)	(1)-(2)+(3) LTM
Loss from continuing operations, net of tax	$(128.8)	$(107.7)	$(180.6)	$(288.3)	$(106.2)	$(3,390.5)	$(3,496.7)	$(3,337.2)
Net (income)/loss attributable to non-controlling interests	(3.9)	(1.4)	2.7	1.3	(1.4)	(6.4)	(7.8)	(13.0)
Interest expense, net	422.1	85.7	375.8	461.5	85.7	1,675.4	1,761.1	1,721.7
Benefit for income taxes	(73.9)	(21.7)	(71.9)	(93.6)	(21.6)	(378.5)	(400.1)	(380.4)
Depreciation and amortization	166.3	56.4	117.5	173.9	56.7	597.2	653.9	646.3

EBITDA	381.8	11.3	243.5	254.8	13.2	(1,502.8)	(1,489.6)	(1,362.6)
Project opening costs, abandoned projects and development costs (c)	1.8	0.9	2.2	3.1	0.9	30.0	30.9	29.6
Merger and integration costs	0.2	125.6	17.0	142.6	125.6	24.0	149.6	7.2
(Gain)/losses on early extinguishment of debt (d)	(1.2)	—	211.3	211.3	—	(742.1)	(742.1)	(954.6)
Net income attributable to non-controlling interests, net of distributions (e)	1.7	0.8	(2.7)	(1.9)	0.8	(7.2)	(6.4)	(2.8)
Impairment of goodwill, intangible assets and investment securities	—	—	—	—	—	3,745.2	3,745.2	3,745.2
Non-cash expense for stock compensation benefits (f)	3.1	1.7	1.1	2.8	1.7	12.1	13.8	14.1
Income from insurance claims for hurricane losses (g)	—	—	(185.4)	(185.4)	—	(185.4)	(185.4)	—
Other non-recurring or non-cash items (h)	19.9	0.8	16.2	17.0	0.8	130.1	130.9	133.8
Pro forma adjustment for acquired, new or disposed properties (i)								5.0
Pro forma adjustment for yet-to-be realized cost savings (j)								308.7

LTM adjusted EBITDA								$1,923.6

a)	Includes operating results of South Africa.
b)	2008 includes the impairment of goodwill and intangible assets.
c)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
f)	Represents non-cash compensation expense related to stock options.
g)	Represents non-recurring insurance recoveries related to Hurricane Katrina.
h)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
i)	Represents the full period estimated impact of newly completed construction projects.
j)	Represents the cost savings realized from our previously announced profitability improvement program.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the three months ended March 31, 2009, the Successor period from January 28, 2008 through March 28, 2008, and the Predecessor period from January 1, 2008 through January 27, 2008, taking into consideration the CMBS Transactions and the London Clubs Transfer:

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE THREE MONTHS ENDED MAR. 31, 2009

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC(c)
Revenues	$2,254.7	$(502.2)	$1,752.5
Property operating expenses	(1,693.4)	359.3	(1,334.1)
Depreciation and amortization	(172.4)	38.4	(134.0)

Operating profit	388.9	(104.5)	284.4

Corporate expense	(30.3)	12.0	(18.3)
Merger and integration costs	(0.2)	—	(0.2)
Income on interests in nonconsolidated affiliates	0.2	0.7	0.9
Amortization of intangible assets	(43.8)	14.9	(28.9)
Project opening costs and other items	(29.4)	9.7	(19.7)

Income from operations	285.4	(67.2)	218.2
Interest expense, net of interest capitalized	(496.8)	66.5	(430.3)
Gain on early extinguishment of debt	1.2	—	1.2
Other income, including interest income	8.5	(0.3)	8.2

(Loss)/income before income taxes	(201.7)	(1.0)	(202.7)
Income tax benefit	74.3	(0.4)	73.9

(Loss)/income from continuing operations, net of tax	(127.4)	(1.4)	(128.8)
Discontinued operations, net of tax	(0.1)	—	(0.1)

Net (loss)/income	(127.5)	(1.4)	(128.9)
Less: net income attributable to non-controlling interests	(5.2)	1.3	(3.9)

Net loss attributable to Harrah’s Operating Company, Inc	$(132.7)	$(0.1)	$(132.8)

(a)	Represents the financial information of Harrah’s Entertainment.
(b)	Represents the removal of (i) the financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties; and (ii) accounts at Harrah’s Entertainment.
(c)	Represents the financial information of HOC.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE PERIOD FROM JAN. 28, 2008 THROUGH MAR. 31, 2008

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC (c)
Revenues	$1,840.5	$(457.6)	$1,382.9
Property operating expenses	(1,361.2)	319.1	(1,042.1)
Depreciation and amortization	(124.2)	30.8	(93.4)

Operating profit	355.1	(107.7)	247.4

Corporate expense	(24.7)	(16.8)	(41.5)
Merger and integration costs	(17.0)	—	(17.0)
Loss on interests in nonconsolidated affiliates	0.7	—	0.7
Amortization of intangible assets	(32.3)	11.6	(20.7)
Project opening costs and other items	156.0	9.1	165.1

Income from operations	437.8	(103.8)	334.0
Interest expense, net of interest capitalized	(467.9)	89.3	(378.6)
Losses on early extinguishment of debt	(211.3)	—	(211.3)
Other income, including interest income	7.7	(4.3)	3.4

(Loss)/income before income taxes	(233.7)	(18.8)	(252.5)
Income tax benefit/(provision)	58.1	13.8	71.9

(Loss)/income from continuing operations, net of tax (d)	(175.6)	(5.0)	(180.6)
Discontinued operations, net of tax	87.3	—	87.3

Net (loss)/income (d)	(88.3)	(5.0)	(93.3)
Less: net loss/(income) attributable to non-controlling interests	1.4	1.3	2.7

Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(86.9)	$(3.7)	$(90.6)

(a)	Represents the financial information of Harrah’s Entertainment.
(b)	Represents the removal of (i) financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies, the CMBS properties and South Africa interests; and (ii) accounts at Harrah’s Entertainment.
(c)	Represents the financial information of HOC.
(d)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been restated to conform to the 2009 presentation.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(PREDECESSOR)

FOR THE PERIOD FROM JAN. 1, 2008 THROUGH JAN. 27, 2008

(UNAUDITED)

(In millions)	Harrah’s Entertainment(a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(b)	Historical HOC(c)	CMBS Transactions(d)	London Clubs Transfer(e)	HOC Restructured
Revenues	$760.1	$(34.3)	$725.8	$(182.3)	$28.7	$572.2
Property operating expenses	(588.9)	28.5	(560.4)	126.5	(30.6)	(464.5)
Depreciation and amortization	(63.5)	1.6	(61.9)	16.0	(1.3)	(47.2)

Operating profit/(loss)	107.7	(4.2)	103.5	(39.8)	(3.2)	60.5

Corporate expense	(8.5)	—	(8.5)	34.7	—	26.2
Merger and integration costs	(125.6)	—	(125.6)	—	—	(125.6)
Income on interests in nonconsolidated affiliates	0.5	—	0.5	—	—	0.5
Amortization of intangible assets	(5.5)	0.2	(5.3)	—	(0.2)	(5.5)
Project opening costs and other items	(5.4)	0.7	(4.7)	4.5	(0.7)	(0.9)

(Loss)/income from operations	(36.8)	(3.3)	(40.1)	(0.6)	(4.1)	(44.8)
Interest expense, net of interest capitalized	(89.7)	—	(89.7)	—	0.2	(89.5)
Other income/(expense) including interest income	1.1	(3.3)	(2.2)	4.0	3.1	4.9

(Loss)/income before income taxes	(125.4)	(6.6)	(132.0)	3.4	(0.8)	(129.4)
Income tax benefit	26.0	(4.1)	21.9	(1.2)	1.0	21.7

(Loss)/income from continuing operations, net of tax (f)	(99.4)	(10.7)	(110.1)	2.2	0.2	(107.7)
Discontinued operations, net of tax	0.1	—	0.1	—	—	0.1

Net (loss)/income(f)	(99.3)	(10.7)	(110.0)	2.2	0.2	(107.6)
Less: net income attributable to non-controlling interests	(1.6)	0.9	(0.7)	0.2	(0.9)	(1.4)

Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(100.9)	$(9.8)	$(110.7)	$2.4	$(0.7)	$(109.0)

(a)	Represents the financial information of Harrah’s Entertainment.
(b)	Represents the removal of (i) the financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.
(c)	Represents the historical financial information of HOC.
(d)	Reflects the removal of the operating results of the CMBS properties, pursuant to the CMBS Transactions in which certain properties and operations of HOC were spun-off into a separate borrowing structure and held side-by-side with HOC under Harrah’s Entertainment. The operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS spin-off reflects the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Acquisition, many of these services will continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.
(e)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries became subsidiaries of HOC.
(f)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been restated to conform to the 2009 presentations.